UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2010
SOMAXON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3570 Carmel Mountain Road, Suite 100, San Diego, CA	92130

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 876-6500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On November 18, 2010, Somaxon Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Jaffray & Co. (the “Underwriter”), relating to the issuance and sale of 8,800,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Subject to the terms and conditions contained in the Underwriting Agreement, the Underwriter agreed to purchase the shares from the Company at a price of $2.85 per share. Delivery of the shares occurred on November 24, 2010. The net proceeds to the Company from the offering are expected to be approximately $24.8 million, after deducting the underwriting discount and estimated offering expenses payable by the Company. The Underwriter was also granted an option to purchase up to 1,320,000 additional shares of Common Stock at the same price per share to cover over-allotments.
The Underwriting Agreement contains customary representations, warranties and covenants by the Company.  It also provides for customary indemnification by each of the Company and the Underwriter for losses or damages arising out of or in connection with the sale of the Common Stock.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.
The offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-167789) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement filed with the SEC. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Latham & Watkins LLP relating to the legality of the issuance and sale of the Common Stock in the offering is attached as Exhibit 5.1 to this report.
The Company issued press releases on November 18, 2010, November 19, 2010 and November 24, 2010 announcing the commencement of the offering, the pricing of the offering and the completion of the offering, respectively. The press releases are attached as Exhibits 99.1, 99.2 and 99.3, respectively, to this report and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement between Somaxon Pharmaceuticals, Inc. and Piper Jaffray & Co. dated November 18, 2010

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release dated November 18, 2010

99.2	Press Release dated November 19, 2010

99.3	Press Release dated November 24, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.
Date: November 24, 2010
	By:	/s/ Matthew W. Onaitis
		Name:	Matthew W. Onaitis
		Title:	Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement between Somaxon Pharmaceuticals, Inc. and Piper Jaffray & Co. dated November 18, 2010

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release dated November 18, 2010

99.2	Press Release dated November 19, 2010

99.3	Press Release dated November 24, 2010